UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 8, 2019

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland

(Address of principal executive offices, including zip code)

011-353-1-634-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On February 8, 2019, Jazz Pharmaceuticals plc (the “Company”) received a notice from Porton Biopharma Limited, a limited liability company wholly owned by the UK Secretary of State for Health (“PBL”), related to the Royalty Bearing Licence Agreement and Supply Agreement Re Erwinia-Derived Asparaginase, dated as of July 22, 2005, between PBL (successor to Public Health England by novation) and Jazz Pharmaceuticals France SAS (f/k/a EUSA Pharma SAS, f/k/a Opi S.A.), a wholly owned subsidiary of the Company (as amended on December 22, 2009, November 21, 2011, August 8, 2012, and December 20, 2018, the “RBLA”). The notice provides for termination of the RBLA as of the expiration of its current term on December 31, 2020. The expiration date of the RBLA would have been automatically extended in accordance with its terms for five years (to December 31, 2025) in the absence of the Company’s receipt of a termination notice from PBL on or prior to February 28, 2019. As a result of the Company’s receipt of the notice, the RBLA will expire on December 31, 2020. The Company and PBL had been engaged in discussions related to entry into a replacement agreement, but the parties did not reach agreement.

Pursuant to the RBLA, PBL (i) granted the Company an exclusive license to market, sell and distribute Erwinaze® (as it is marketed in the U.S.)/Erwinase® (as it is marketed elsewhere) for patients with acute lymphoblastic leukemia who have developed hypersensitivity to E. coli-derived asparaginase, on a worldwide basis and (ii) agreed to manufacture Erwinaze for the Company. Unless the Company and PBL enter into a new agreement, the Company will lose its license to sell Erwinaze in any market after December 31, 2020, except under specified terms for a post-termination transition period. A copy of the RBLA was filed with the Securities and Exchange Commission as Exhibit 10.11 to Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q/A on August 9, 2012 (the “2012 Second Quarter 10-Q/A”). The description of the RBLA contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the copy of the RBLA filed as Exhibit 10.11 to the 2012 Second Quarter 10-Q/A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Matthew P. Young
Name:	Matthew P. Young
Title:	Executive Vice President and Chief Financial Officer

Date: February 12, 2019